Chordiant Software Acquires

Java Server Technology From ActionPoint

$7.2-Million Deal Provides Chordiant

With Additional Java Application Development Capabilities

CUPERTINO, Calif. -- May 17, 2001-- Chordiant Software, Inc. (NASDAQ: CHRD) today announced that the company has purchased the Java server technology from ActionPoint, Inc. (NASDAQ: ACTP) for approximately $7.2 million in cash and stock. The transaction will be accounted for as an asset purchase of technology. In addition to the Java server technology, a total of 20 employees will transfer to Chordiant.

"We have purchased a Java server and application components that will enhance our enterprise-class, business-to-individual (B2I) applications for Global 1000 companies," said Sam Spadafora, Chordiant chairman and CEO. "This purchase accelerates our current J2EE application development efforts and provides Chordiant with an HTML/DHTML and Java JSP applications framework that further broadens and strengthens the Chordiant Unifying CRM Solution for thin-client applications."

 Chordiant Strategic Fit

The acquired Java server technology is an XML-based Java server that will allow Chordiant to rapidly deploy and easily maintain dynamic, personalized Web interactions that consummate end-to-end Customer Relationship Management (CRM) on the Internet. This technology moves transaction data and application intelligence to the customer's browser, cutting the wait-time associated with server round-trips. The applications framework also provides personalized content so users are only asked relevant questions based on previous answers, and it offers custom presentation formats for specific customer or partner needs.

"We expect that Chordiant customers will benefit from this Java based thin-client application framework as it is applied to Internet based eMarketing, eSelling eService and knowledge-based applications for consumer direct businesses," added Spadafora. Our goal for individual consumers is to create engaging, interactive applications that guide consumers through the entire experience making it easier for customers to seamlessly act on market offers; intelligent selection of products and services; and enable personalized service and purchases directly over the Web."

The resulting thin-client, web based applications will allow consumers direct access to the enterprise business services and provide a single view for individual consumers fully exploiting Chordiant's Intelligent Customer Interaction Management (ICIM) platform.

About Chordiant Software, Inc.

Chordiant Software (www.chordiant.com) delivers a Unified CRM Solution that provides an Intelligent Customer Interaction Management (ICIM) platform for enterprise-wide integration with existing systems and Intelligent Business Services including e-marketing, e-service, e-selling, and e-fulfillment, which embrace the customer's existing applications. Chordiant's solution is designed to meet the extreme customer demands of complex businesses serving millions of individuals in real time and across multiple lines of business, with the objectives of customer satisfaction, retention, growth, and lifetime value.

Whether communicating via branch locations, Web, e-mail, telephone, or wireless access, the Chordiant Unified CRM Solution provides a real-time, single view of each customer and a consistent, personalized message for every interaction. It includes a comprehensive business process engine, which allows companies to implement best business practices across multiple touchpoints. Marketers and sales professionals can maximize their marketing investment through the creation, execution and refinement of sophisticated direct marketing initiatives that span both traditional and online channels. Chordiant empowers intelligent, high-value contacts designed to retain customers, grow revenues and drive profits during every customer interaction.

Headquartered in Cupertino, California, Chordiant maintains regional offices in Boston; Chicago; Dallas; Denver; Manchester, New Hampshire; New York; Amsterdam; London; Neu Isenburg and Munich, Germany; Paris; Sydney and Melbourne.

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. For this purpose, any statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will," "would," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, methodologies, and products of the acquired company; the risk of loss of key personnel of the acquired company; diversion of management attention from other business concerns; and business risks including the risk of variations in quarterly operating results, significant current and expected additional competition, and the need to continue to expand product distribution and service offerings. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's report on Form 10-Q for the quarterly period ended March 31, 2001, as filed on May 15, 2001 and the Annual Report on Form 10-K filed on March 27, 2001. Also, statements in this news release related to the expected benefits of the transaction are subject to risks related to the timing and successful completion of technology and product development efforts; integration of the technologies into Chordiant's existing products; unanticipated expenditures; changing relationships with customers, suppliers and strategic partners; and other factors described in both the Securities and Exchange Commission filings listed above and other periodic reports filed by Chordiant with the Securities and Exchange Commission.

For more information, please contact:

James Strohecker

Chordiant Software, Inc.

+1 408-517-6191

james.strohecker@chordiant.com

Colleen Cavanaugh

 The Hoffman Agency

+1 408-286-2611

Ccavanaugh@hoffman.com

For Chordiant European information, please contact:

Neil Morgan

Chordiant Software, Inc.

neil.morgan@chordiant.com

+44 (0) 20 7382 5000

 Jo Begbie

 Brodeur Worldwide

+ 44 (0) 1753 790 700

jbegbie@uk.brodeur.com

Chordiant and the Chordiant logo are registered trademarks and Chordiant Unified CRM for Extreme Demands is a trademark of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.